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EXHIBIT 11  STATEMENT RE COMPUTATION OF PER SHARE EARNINGS:
(amounts in thousands, except share data)

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
                                         Three months           Six months
                                        ended June 30,        ended June 30,
                                     1995       1994         1995        1994
                                   -------    --------     -------     -------
Primary:
Net (loss) earnings from
  continuing operations before
  cumulative effect
  of a change in accounting
  principle                       $   (922)   $  6,016   $  (2,399)    $ 8,786
Discontinued Operations             20,706       1,566      22,856       2,951
                                  --------   ---------   ---------    --------
Net earnings before cumulative
  effect of a change in
  accounting principle              19,784       7,582      20,457      11,737
Cumulative effect of a
  change in accounting principle         0           0           0       2,076
                                  --------   ---------   ---------    --------
Net earnings                        19,784       7,582      20,457      13,813

Adjustment for dividends
 on convertible preferred shares      (560)       (616)     (1,139)    (1,245)
                                   --------  ---------   ---------    --------
  Adjusted net earnings           $ 19,224    $  6,966    $ 19,318     $12,568
                                  ========   =========   =========    ========
Weighted average common
  shares outstanding            15,557,403  15,385,297  15,527,172  15,371,672

Common stock equivalents:
  Stock options                     18,088      44,606       6,084      86,194
  Employee incentive plans         188,499     123,135     193,442     126,011
                                ----------  ----------  ----------  ----------
Total                           15,763,990  15,553,038  15,726,699  15,583,877
                                ==========  ==========  ==========  ==========
Primary (loss) earnings per common
  share from continuing
  operations before cumulative
  effect of a change in
  accounting principle            $  (0.09)    $  0.35     $ (0.22)     $ 0.49
Discontinued Operations               1.31        0.10        1.45        0.19
                                  --------    --------     -------     -------
Primary earnings per common
  share before cumulative
  effect of a change in
  accounting principle                1.22        0.45        1.23        0.68
Cumulative effect of a
  change in
  accounting principle                   0           0           0        0.13
                                 ---------    --------     -------     -------
Primary earnings
  per common share                 $  1.22     $  0.45     $  1.23     $  0.81
                                 =========    ========     =======     =======

Fully-Diluted:
Net (loss) earnings from
  continuing operations before
  cumulative effect
  of a change in accounting
  principle                        $  (922)   $  6,016    $ (2,399)    $ 8,786
Discontinued Operations             20,706       1,566      22,856       2,951
                                   -------    --------     -------     -------
Net earnings before cumulative
  effect of a change in
  accounting principle              19,784       7,582      20,457      11,737
Cumulative effect of a
  change in accounting principle         0           0           0       2,076
                                   -------   ---------     -------     -------
Net earnings                        19,784       7,582      20,457      13,813

Adjustment for incremental
  expense from conversion of
  convertible preferred shares        (249)       (272)       (505)      (549)
                                ----------   ---------    --------    --------
  Adjusted net earnings            $19,535    $  7,310     $19,952     $13,264
                                ==========   =========    ========    ========
Weighted average common
  shares outstanding            15,557,403  15,385,297  15,527,172  15,371,672

Common stock equivalents:
 Stock options                      29,974      44,606      45,917      86,194
 Employee incentive plans          188,499     123,135     193,442     126,011
 Convertible preferred stock     1,030,740   1,127,250   1,045,571   1,136,816
                               ----------- -----------  ----------  ----------
    Total                       16,806,616  16,680,288  16,812,103  16,720,693
                               =========== ===========  ==========  ==========
Fully diluted (loss) earnings
  per common share from
  continuing operations
  before cumulative effect
  of a change in
  accounting principle             $ (0.07)    $  0.35    $  (0.17)     $ 0.48
Discontinued Operations               1.23        0.09        1.36        0.18
                                    ------     -------      ------      ------
Fully diluted earnings per
  common share before
  cumulative effect
  of a change in
  accounting principle                1.16        0.44        1.19        0.66
Cumulative effect of a
  change in accounting principle         0           0           0        0.13
                                   -------     -------      ------      ------
Fully diluted earnings
  per common share                 $  1.16     $  0.44      $ 1.19      $ 0.79
                                   =======     =======      ======     =======
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